UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 14, 2001

                      DIVERSIFIED PRODUCT INSPECTIONS, INC.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Florida                 000-25429                65-0832025
------------------------------      ----------------        --------------------
(State or other jurisdiction          (Commission            (IRS Employer
   of incorporation)                  file number)           Identification No.)

3 Main Street
Oak Ridge, TN                                                     37830
-----------------------------------------                     ---------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:   (865) 482-8480


                                       N/A
 ------------------------------------------------------------------------------
          (Former name or former address, if changes since last report)


Copy of Communications to:
                                 Donald F. Mintmire
                                 Mintmire & Associates
                                 265 Sunrise Avenue, Suite 204
                                 Palm Beach, FL 33480
                                 (561) 832-5696

ITEM 5.  OTHER EVENTS

     This Form 8-K/A amends the Form 8-K filed on March 6, 2001 by Diversified Product Inspections, Inc., a Florida corporation formerly known as Fairfax Group, Inc. The purpose of this amendment to Form 8-K is to provide financial statements and the pro forma financial information for Diversified Product Investigations, Inc.., a Florida corporation, as required by Item 7 of Form 8-K.

     The Agreement for the Exchange of Common Stock dated March 6, 2001, provided that issued and outstanding stock after effecting the Agreement was 12,277,420.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.

     Pursuant to the requirements of Regulation S-X 210.3.05(b), the following are audited financial statements of Diversified Product Investigations, Inc., a Florida corporation, for the two years ended December 31, 2000. The registrant acquired all of the outstanding capital stock of such entity on March 6, 2001.

     (b) Pro Forma financial statements as if the reverse merger had occured on January 1, 2000.

                              Financial Statements

                              Diversified Product
                              Investigations, Inc.

                     Years ended December 31, 2000 and 1999
                       with Report of Independent Auditors

Diversified Product Investigations, Inc.
Financial Statements

Years ended December 31, 2000 and 1999



                                    Contents





Report of Independent Auditors...............................................F-1

Audited Financial Statements

Balance Sheets...............................................................F-2
Statements of Operations.....................................................F-4
Statements of Stockholders' Equity...........................................F-5
Statements of Cash Flows.....................................................F-6
Notes to Financial Statements................................................F-8

                         Report of Independent Auditors


The Board of Directors
Diversified Product Investigations, Inc.


We have audited the accompanying balance sheet of Diversified Product Investigations, Inc. (formerly known as Diversified Product Inspections, Inc.) as of December 31, 2000, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Diversified Product Inspections, Inc. for the year ended December 31, 1999, were audited by other auditors whose report dated May 10, 2000, expressed an unqualified opinion on those statements, along with an explanatory paragraph describing conditions that raised substantial doubt about the Company's ability to continue as a going concern.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diversified Product Investigations, Inc. at December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 8, the Company's recurring losses and limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Coulter & Justus, P.C.

March 20, 2001
Knoxville, TN

                    Diversified Product Investigations, Inc.
                                 Balance Sheets


                                                                                     December 31

                                                                                2000                1999
                                                                           -------------- - -------------
Assets
Current assets:
Cash                                                                         $  154,573        $ 53,335
Accounts receivable, net of reserve for doubtful
accounts of $17,000 in 2000 and $2,000 in 1999                                  101,349          69,226
Refundable income taxes                                                           5,214               -
Deferred income taxes                                                                 -          22,556
Prepaid expenses and other current assets                                         6,379               -
                                                                           ------------ - -------------
Total current assets                                                            267,515         145,117

Property and equipment:
Equipment, furniture & fixtures                                                 116,587          56,639
Vehicles                                                                         94,435          45,886
Leasehold improvements                                                           22,727               -
                                                                           ------------ - -------------
                                                                                233,749         102,525
Less accumulated depreciation and amortization                                   49,957          32,722
Net property and equipment                                                      183,792          69,803

Other assets                                                                      4,400               -

Total assets                                                                   $455,707        $214,920
                                                                           ============ = =============


Current liabilities:
Line of credit                                                                $  73,092       $  27,390
Accounts payable and accrued expenses                                            69,772          10,130
Accrued salaries                                                                 10,839         298,275
Current portion of long-term debt                                                15,717           7,330
Current portion of capital lease obligations                                     14,602           3,221
Other current liabilities                                                         4,634          11,401
                                                                           ------------ - -------------
Total current liabilities                                                       188,656         357,747

Long-term debt, less current portion                                             54,489          25,133
Capital lease obligations, less current portion                                  14,546           6,782
Deferred income taxes                                                                 -           5,178
Other                                                                                 -           4,025
Total liabilities                                                               257,691         398,865

Stockholders' equity (deficit):
Common stock, par value $1 per share: Authorized shares--10,000
Issued and outstanding--9,712,601 at December 31, 2000 and 9,000,000
at December 31, 1999                                                          9,712,601       9,000,000
Excess of par value over amount paid-in                                      (8,380,021)     (8,639,900)
Accumulated deficit                                                          (1,134,564)       (544,045)
                                                                           ------------ - -------------
Net stockholders' equity (deficit)                                              198,016        (183,945)
Total liabilities and stockholders' equity (deficit)                         $  455,707     $   214,920
                                                                           ============ = =============



See accompanying Notes to Financial Statements.

                    Diversified Product Investigations, Inc.

                            Statements of Operations


                                                                   Year ended December 31

                                                                 2000              1999
                                                              ----------------  -----------------
Revenues                                                            $  984,459      $    618,948

Operating expenses:
Salaries and related benefits                                          694,328           360,167
Rent                                                                   266,659            35,195
Administration                                                         155,288            59,311
Postage and shipping costs                                              69,880            41,437
Utilities and telephone                                                 64,902            21,068
Travel and related costs                                                64,078            39,087
Taxes, licenses and permits                                             40,793             5,730
Depreciation and amortization                                           38,843            13,562
Professional fees                                                       33,712            13,017
Vehicle                                                                 32,149            19,091
Insurance                                                               29,537             9,410
Advertising                                                             25,945             3,500
Miscellaneous                                                           23,330             6,794
                                                              ----------------  -----------------
Total operating expenses                                             1,539,444           627,369
                                                              ----------------  -----------------
Operating loss                                                        (554,985)           (8,421)

Other expense:
Interest expense                                                        14,777             5,048
Loss on disposal of equipment                                            8,593                 -
Total other expenses                                                    23,370             5,048
                                                              ----------------  -----------------
Loss before income taxes                                              (578,355)          (13,469)

Income tax expense (benefit):
Current                                                                 (5,214)           12,101
Deferred                                                                17,378           (12,101)
Net income tax expense                                                  12,164                 -
                                                              ----------------  -----------------

Net loss                                                           $  (590,519)    $     (13,469)
                                                              ----------------  -----------------




See accompanying Notes to Financial Statements.

                    Diversified Product Investigations, Inc.

                       Statements of Stockholders' Equity



                                                                 Excess of
                                                                 Par Value
                                                Common          Over Amount       Accumulated
                                                Stock            Paid-in           Deficit           Total
                                              ----------------- ----------------  ---------------- --------------
Balance at January 1, 1999                           $9,000,000     $(8,639,900)     $   (530,576)     $(170,476)
Net loss for 1999                                             -                -          (13,469)       (13,469)
                                              ----------------- ----------------  ---------------- --------------
Balance at December 31, 1999                          9,000,000      (8,639,900)         (544,045)      (183,945)
Net loss for 2000                                             -                -         (590,519)      (590,519)
Proceeds from issuance of 325,920
shares of common stock, net of
offering costs of $68,801                               325,920          259,879                 -        585,799
Issuance of 386,681 shares of
common stock to management for
services                                                386,681                -                 -        386,681
                                              ----------------- ----------------  ---------------- --------------
Balance at December 31, 2000                         $9,712,601     $(8,380,021)      $(1,134,564)      $ 198,016
                                              ----------------- ----------------  ---------------- --------------







See accompanying Notes to Financial Statements.

                    Diversified Product Investigations, Inc.

                            Statements of Cash Flows




                                                                         Year ended December 31

                                                                           2000                1999
                                                                     ----------------- - ----------------
Operating activities
Net loss                                                                    $(590,519)          $(13,469)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization                                                   38,843             13,562
Provision for bad debts                                                         26,543                  -
Loss on disposal of equipment                                                    8,593                  -
Deferred income taxes                                                           17,378           (12,101)
Changes in operating assets and liabilities:
Accounts receivable                                                           (58,666)           (32,381)
Refundable income taxes                                                        (5,214)                  -
Prepaid expenses and other assets                                             (10,779)                  -
Accounts payable and accrued expenses                                           59,642              3,244
Accrued salaries                                                                99,245             84,300
Other liabilities                                                             (10,792)              6,187
Net cash (used in) provided by operating activities                          (425,726)             49,342

Investing activities
Purchases of property and equipment                                           (79,314)           (49,846)

Financing activities
Proceeds from long-term borrowings                                                   -             30,761
Payments for loan from shareholder                                                   -           (13,500)
Net proceeds from line of credit                                                45,702             21,585
Principal payments on long-term debt and capital lease
obligations                                                                   (25,223)            (5,707)
Proceeds from sale of common stock                                             585,799                  -
                                                                     ----------------- - ----------------
Net cash provided by financing activities                                      606,278             33,139
                                                                     ----------------- - ----------------

Net increase in cash                                                           101,238             32,635

Cash at beginning of year                                                       53,335             20,700
Cash at end of year                                                          $ 154,573           $ 53,335
                                                                     ================= = ================


See accompanying Notes to Financial Statements.

                    Diversified Product Investigations, Inc.

                      Statements of Cash Flows (continued)






                                                                       Year ended December 31

                                                                          2000         1999
                                                                      ------------- ---------------
Supplemental disclosures of cash flow information

Cash paid during the year for:
Interest                                                                $ 14,777       $ 5,048
Income taxes                                                                   -         5,277

Supplemental disclosures of noncash activity

Equipment purchases financed with financial institutions                   48,550            -
Equipment purchases financed through capital lease
obligations                                                                33,561       10,514
Issuance of common stock for accrued salaries                             386,681            -






See accompanying Notes to Financial Statements.

                    Diversified Product Investigations, Inc.

                          Notes to Financial Statements
                                December 31, 2000

1.   Accounting Policies

Description of Business

Diversified Product Investigations, Inc. ("the Company"), formerly known as Diversified Product Inspections, Inc., specializes in conducting investigations and laboratory analysis of a wide variety of products to determine the "cause and origin" of product failures. The Company's primary customers consist of national insurance companies that are interested in subrogating claims to recover losses. Subrogation is a legal principle, which provides that, to the extent an insurer has paid for a loss, the insurer receives the policyholder's right to recover from any third party that caused the loss. The Company has accumulated a large database of known defective products that includes photos and other documentation that are used in their investigations. Additionally, the Company provides for the storage of evidence and derives revenues from the safe storage of materials. Approximately 61% and 40% of 2000 and 1999 revenues, respectively, were derived from the Company's three largest customers.

Accounts Receivable

Two customers account for approximately 53% of accounts receivable at December 31, 2000. It is the Company's policy not to require collateral on accounts receivable.

Property and Equipment

Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Reclassifications

Certain 1999 amounts have been reclassified to conform to 2000 classifications.

2.   Reorganization

During March 2000, the Company entered into a stock exchange agreement with Shoe Krazy, Inc. ("Shoe Krazy") in which Shoe Krazy issued 9,241,900 shares of common stock to acquire all of the issued and outstanding shares of the common stock of the Company. As Shoe Krazy was essentially a shell company, this reorganization was considered a reverse acquisition. During February 2001, both companies entered into a separate agreement to void, cancel and terminate the original stock exchange agreement and restore all parties to their position prior to the original agreement being executed. Accordingly, these financial statements are presented as if the original stock exchange agreement never occurred.

                    Diversified Product Investigations, Inc.

                    Notes to Financial Statements (continued)



3.   Company Stock

During 2000, the Company sold 325,920 shares of stock to various individuals and companies. As part of the stock purchase agreement, one of the new stockholders obtained stock warrants which allow for the purchase of 12,500 shares of common stock of the Company at a price of $0.01 per share. These warrants expire on July 13, 2003. Additionally, another new stockholder obtained stock warrants which allow for the purchase of 50,000 shares of common stock at a price of $0.0001 per share. These warrants expires on December 11, 2003.

At December 31, 1999, the Company had accrued salaries to the shareholders of $298,275. During 2000, the Company converted these accrued salaries, along with additional salary expenses for 2000 of $64,656, into 362,931 shares of common stock of the Company. On October 1, 2000, the Company entered into a one-year employment agreement with a key employee in which this employee earns 6,250 shares of common stock per month, in lieu of salary. During 2000, the Company recognized salary expense of $18,750 and issued 18,750 shares of common stock related to this arrangement. Additionally, during 2000, the Company entered into an arrangement with another key employee in which this employee earns 5,000 shares of common stock per year for five years, at which time the employee will receive an additional 50,000 shares. During 2000, the Company recognized salary expense of $5,000 and issued 5,000 shares of common stock related to this arrangement.

4.   Long-Term Debt and Line of Credit

Long-term debt is summarized as follows:


                                                                                  December 31
                                                                             2000          1999
                                                                          -------------- -------------

Note payable, secured by a vehicle, due in monthly installments of
$199, including interest at 9.25%, through April 2002                           $  3,162      $  5,071

Note payable, secured by a vehicle, due in monthly installments of
$597 including interest at 5.9%, through February 200                             21,127        27,392

Note payable, secured by a vehicle, due in monthly installments of
$330, including interest at 11%, through November 2005                            15,002             -

Note payable, secured by a vehicle, due in monthly installments of
$333, including interest at 11%, through November 2005                            15,109             -

Note payable, secured by a vehicle, due in monthly installments of
$348, including interest at 11%, through November 2005                            15,806             -
                                                                          -------------- -------------
                                                                                  70,206        32,463
Less portion classified as current                                                15,717         7,330

Long-term portion                                                                $54,489       $25,133
                                                                          -------------- -------------

                    Diversified Product Investigations, Inc.

4.   Long-Term Debt and Line of Credit (continued)

Aggregate maturities of long-term debt as of December 31, 2000, are as follows:

  2001                 $15,717
  2002                  15,731
  2003                  16,111
  2004                  12,115
  2005                  10,532

                       $70,206
                     ---------


The Company utilizes two credit cards with financial institutions as lines of credit. One of the credit cards has a limit of $50,000 and bears interest at an annual rate of 12.5% as of December 31, 2000. The balance was $49,388 and $21,585 at December 31, 2000 and 1999, respectively. The second credit card has a limit of $27,500 and bears interest at an annual rate of 25.68%. This balance was $23,704 and $5,805 at December 31, 2000 and 1999, respectively. Both of these lines of credit are unsecured and require minimum monthly payments.

5.   Lease Obligations

The Company leases certain equipment under agreements which are classified as capital leases. These agreements expire in 2002 and 2003.

The Company also leases their office and warehouse, along with certain equipment, under agreements classified as operating leases. The Company has an agreement with the office and warehouse lessor in which the Company is obligated to purchase the office and warehouse if the Company receives $3,000,000 in proceeds from a private placement offering. The purchase price will range from between $1,450,000 and $1,607,640, depending on the year the purchase takes place. This purchase obligation expires on December 31, 2004.

Future minimum payments for leases, by year and in the aggregate, consist of the following as of December 31, 2000:


                                                            Operating          Capital
                                                           --------------  --------------
2001                                                          $  207,624        $16,117
2002                                                             213,624         15,004
2003                                                             210,604              -
2004                                                             217,500              -
2005                                                             217,500              -
                                                                           --------------
Total minimum lease payments                                  $1,066,852         31,121
                                                           -------------
Amount representing interest                                                      1,973
Present value of net minimum lease payments (including
$14,602 classified as current)                                                  $29,148
                                                                           --------------

                    Diversified Product Investigations, Inc.

Notes to Financial Statements (continued)

1.       Lease Obligations (continued)

Property and equipment includes the following amounts for capital leases:


                                               December 31
                                        2000            1999
                                     ---------------  ---------------

Equipment                                    $44,075          $10,514
Less accumulated amortization                 14,580            1,752
                                             $29,495         $  8,762
                                     ---------------  ---------------

Amortization of these assets, computed by the straight-line method over the lesser of the life of the asset or the term of the lease, is included in depreciation and amortization expense.

6.   Income Taxes

For tax purposes the Company has net operating loss ("NOL") carryovers totaling approximately $545,000 which are available to offset future taxable income. The NOL carryovers expire primarily in 2020.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                       December 31

                                                                   2000           1999
                                                              --------------- --------------
Deferred tax assets:
NOL carryover                                                   $     173,222    $         -
Expenses not currently deductible                                      33,559         57,299
Reserve for doubtful accounts                                           6,453              -
Other                                                                     437              -
                                                              --------------- --------------
                                                                      213,671         57,299
Valuation allowance for deferred tax assets                          (201,981)       (34,743)
                                                              --------------- --------------
Net deferred tax assets                                                11,690         22,556
Deferred tax liability - tax over book depreciation                    11,690          5,178
Net deferred tax assets (including $22,556 in 1999
classified as a current deferred tax assets)                    $           -    $    17,378
                                                              --------------- --------------



The valuation allowance was increased by $167,238 in 2000 and $2,431 in 1999 due to increases in deferred tax assets for which realization was not assured.

7.   Subsequent Events

During March 2001, the Company entered into a reorganization agreement with a Fairfax Group, Inc. ("Fairfax"), essentially a shell company, in which the Company exchanged all of its issued andoutstanding shares of common stock for 10,327,420 shares of Fairfax stock. The reorganization is being treated as a reverse acquisition.

                    Diversified Product Investigations, Inc.

Notes to Financial Statements (continued)



7.   Subsequent Events (continued)

Also during March 2001, the Company entered into an agreement for the purchase of $48,500 in equipment. As part of this agreement, the Company also agreed to a one-year maintenance contract on this equipment at a cost of $1,875 per month.

8.   Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company had net losses of $590,519 and $13,469 in 2000 and 1999, respectively. This factor, among others, may indicate the Company will be unable to continue as a going concern for a reasonable period of time. Management recognizes the Company must return to profitable operations and generate additional funds in order to continue as a going concern. The Company successfully raised capital during 2000 to fund its operations and as part of its reorganization with Fairfax, the Company anticipates raising additional capital through private placement offerings.

                          Independent Auditor's Report


We have audited the accompanying balance sheet of DIVERSIFIED PRODUCT INVESTIGATIONS, INC. as of December 31, 1999 and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, in a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DIVERSIFIED PRODUCT INVESTIGATIONS, INC. as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements for 1999 have been prepared assuming that the Company will continue as a going concern. As discussed in note 6, the Company's recurring losses from operations and limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters is also described in note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Frank L. Sassetti & Co.

May 10, 2000
Oak Park, IL

                               Fairfax Group, Inc.

                         Pro Forma Financial Information

                              Basis of Presentation

On March 6, 2001, Fairfax Group, Inc. (the "Company") entered into a Share Exchange Agreement with Diversified Product Investigations, Inc. ("DPI"), a Florida corporation, in which the Company exchanged 10,327,420 shares of common stock for all of the outstanding stock of DPI. The business combination is a reverse merger, accounted for as a recapitalization of DPI.

The accompanying unaudited pro forma condensed financial statements includes the Company and DPI. The financial statements of the Company as of December 31, 2000 have not been audited but, in the opinion of management, reflect all adjustments necessary to present fairly the condensed December 31, 2000 balance sheet. The financial statements used in the pro forma information for DPI include the audited balance sheet as of December 31, 2000 and the audited statements of operations for the years ended December 31, 2000 and 1999.

These condensed pro forma financial statements should be read in conjunction with the audited financial statements and related notes for DPI.



                       Pro Forma Condensed Financial Data

The unaudited pro forma condensed balance sheet of the Company as of December 31, 2000 is based on the historical balance sheets of the Company and DPI and is presented as if the reverse merger had occurred on December 31, 2000. The pro forma information is not necessarily indicative of the financial position that would have been reported had such events actually occurred on the date specified, nor is indicative of the Company's future.

The unaudited pro forma condensed statements of operations of DPI are the historical financial statements of DPI. The pro forma information is not necessarily indicative of the results of operations that would have been reported had such events actually occurred on the dates specified, nor is indicative of the Company's future.

                  Pro Forma Condensed Balance Sheet (Unaudited)

                                December 31, 2000


                                                                   Diversified
                                                    Fairfax          Product
                                                     Group,      Investigations,
                                                      Inc.            Inc.            Adjustments           Pro Forma
                                                 -------------- ----------------- ------------------- - ------------------
Assets
Current assets:
   Cash                                              $        -          $154,573         $         -     $   154,573
Accounts receivable, net of reserve for
     doubtful accounts of $17,000                             -           101,349                   -         101,349
 Refundable income taxes                                      -             5,214                   -           5,214
Prepaid expenses and other
     current assets                                           -             6,379                   -           6,379
                                                 -------------- ----------------- ------------------- -   -------------
 Total current assets                                         -           267,515                   -         267,515

Net property and equipment                                    -           183,792                   -         183,792

Other assets                                                  -             4,400                   -           4,400
Total assets                                         $        -          $455,707         $         -     $   455,707
                                                 ============== ================= =================== =   ==============


Liabilities and stockholders' equity
          Current liabilities:
   Line of credit                                  $         -        $    73,092   $             -       $    73,092
   Accounts payable and accrued expenses                     -             69,772                 -            69,772
   Accrued salaries                                          -             10,839                 -            10,839
   Current portion of long-term debt                         -             15,717                 -            15,717
   Current portion of capital lease obligations              -             14,602                 -            14,602
   Stockholder note payable                            321,784                  -         (321,784)   (1)           -
   Other current liabilities                                 -              4,634                 -             4,634
                                                 ------------- ------------------ ----------------- ----- ------------
Total current liabilities                              321,784            188,656         (321,784)           188,656

Long-term debt, less current portion                         -             54,489                 -            54,489
Capital lease obligations, less current portion              -             14,546                 -            14,546
Total liabilities                                      321,784            257,691         (321,784)           257,691

Stockholders' equity:
Common stock, par value $0.01 per share:
     Authorized shares--50,000,000
     Issued and outstanding -12,277,420                 61,500          9,712,601       (9,651,327)   (2)     122,774
   Additional paid-in capital                                -        (8,380,021)           321,784   (1)
                                                                                          9,268,043   (2)   1,209,806
   Accumulated deficit                               (383,284)        (1,134,564)           383,284   (2) (1,134,564)
                                                 ------------- ------------------ ----------------- ----- ------------
 Net stockholders' equity                            (321,784)            198,016           321,784           198,016
Total liabilities and stockholders' equity        $          -        $   455,707   $             -       $   455,707
                                                 ============= ================== ================= ===== ============


The following adjustments were made to the unaudited pro forma condensed balance sheet:

(1)  Represents  the   reclassification  of  the  shareholder  note  payable  to
     additional paid-in capital.

(2)  Represents the adjustment to record the reverse merger.

             Pro Forma Condensed Statement of Operations (Unaudited)

                          Year ended December 31, 2000




                                                         Diversified
                                         Fairfax           Product
                                          Group,       Investigations,
                                           Inc.             Inc.           Adjustments       Pro Forma
                                      -------------- ------------------- ---------------- ---------------
   Revenues                            $           -   $         984,459   $            -     $   984,459

   Operating expenses                              -           1,539,444                -       1,539,444
                                      -------------- ------------------- ---------------- ---------------
   Operating loss                                  -           (554,985)                -       (554,985)

   Other expense:
     Interest expense                              -              14,777                -          14,777
     Loss on disposal of equipment                 -               8,593                -           8,593
   Total other expenses                            -              23,370                -          23,370
                                      -------------- ------------------- ---------------- ---------------
   Loss before income taxes                        -           (578,355)                -       (578,355)

   Income tax expense (benefit):
     Current                                       -             (5,214)                -         (5,214)
     Deferred                                      -              17,378                -          17,378
   Net income tax expense                          -              12,164                -          12,164
                                      -------------- ------------------- ---------------- ---------------

   Net loss                           $            -   $       (590,519)   $            -    $  (590,519)
                                      -------------- ------------------- ---------------- ---------------

                                    Pro Forma Condensed Statement of Operations (Unaudited)

                                                  Year ended December 31, 1999



                                                                    Diversified
                                                    Fairfax           Product
                                                     Group,       Investigations,
                                                      Inc.             Inc.           Adjustments      Pro Forma
                                                 -------------- ------------------- ---------------- --------------
   Revenues                                       $           -     $       618,948    $           -     $  618,948

   Operating expenses                                         -             627,369                -        627,369
                                                 -------------- ------------------- ---------------- --------------
   Operating loss                                             -             (8,421)                -        (8,421)

   Interest expense                                           -               5,048                -          5,048
                                                 -------------- ------------------- ---------------- --------------
   Loss before income taxes                                   -            (13,469)                -       (13,469)

   Income tax expense (benefit):
     Current                                                  -              12,101                -         12,101
     Deferred                                                 -            (12,101)                -       (12,101)
   Net income tax expense                                     -                   -                -              -
                                                 -------------- ------------------- ---------------- --------------

   Net loss                                       $           -     $     $(13,469)    $           -      $(13,469)
                                                 -------------- ------------------- ---------------- --------------

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                      DIVERSIFIED PRODUCT INSPECTIONS, INC.
                                  (Registrant)



Dated:   May 14, 2001         By: /s/ John Van Zyll
                               --------------------------------------------
                               John Van Zyll, President